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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 (File No. 333-17353) of our report, which includes explanatory paragraphs relating to substantial doubt regarding the entity's ability to continue as a going concern and the sale of certain assets and liabilities of the entity, dated July 26, 1996, except as to Note 16, which is as of September 24, 1996, on our audits of the financial statements of Pilkington Barnes Hind Group. We also consent to the reference to our firm under the caption "Experts."

Coopers & Lybrand L.L.P.

San Jose, California

February 10, 1997